FORM 4 JOINT FILER INFORMATION


Name:                      Principal Financial Services, Inc.
Address:                   711 High Street
                           Des Moines, Iowa  50392
Designated Filer:          Principal Financial Group, Inc.
Issuer and Ticker Symbol:  Catalyst Health Solutions, Inc. (CHSI)
Date of Event
    Requiring Statement:   04/11/2011
Signature:                 By:  /S/ Karen E. Shaff
                                --------------------
                                Executive Vice President and General Counsel

Name:                      Principal Life Insurance Company
Address:                   711 High Street
                           Des Moines, Iowa  50392
Designated Filer:          Principal Financial Group, Inc.
Issuer and Ticker Symbol:  Catalyst Health Solutions, Inc. (CHSI)
Date of Event
    Requiring Statement:   04/11/2011
Signature:                 By:  /S/ Karen E. Shaff
                                --------------------
                                Executive Vice President and General Counsel


Name:                      Principal Holding Company
Address:                   711 High Street
                           Des Moines, Iowa  50392
Designated Filer:          Principal Financial Group, Inc.
Issuer and Ticker Symbol:  Catalyst Health Solutions, Inc. (CHSI)
Date of Event
    Requiring Statement:   04/11/2011
Signature:                 By:  /S/ Karen E. Shaff
                                --------------------
                                Executive Vice President and General Counsel